Exhibit 3.1

BYLAWS

OF

TCF FINANCIAL CORPORATION

As amended and restated through January 27, 2019

BYLAWS
OF
TCF FINANCIAL CORPORATION
(A Delaware Corporation)

ARTICLE I
Offices

SECTION 1.                Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2.                Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

SECTION 1.                Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

SECTION 2.                Annual Meeting. The annual meeting of stockholders shall be held at such date, hour and place, if any, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect by a plurality vote members of the Board of Directors from among those nominated in conformance with the procedures set forth in these Bylaws and transact such other business as may properly be brought before the meeting.

SECTION 3.                Special Meetings.

(a)               Special meetings of stockholders may be called as provided in Article 10 of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). A special meeting of stockholders shall be held at such date, hour and place, if any, as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt of a request for a special meeting of stockholders submitted by one or more stockholder (a “Special Meeting Request”).

(b)               To be in a proper form, a Special Meeting Request must: (i) be in writing, signed and dated by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”); (ii) be delivered in person or by registered mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation; (iii) specify in reasonable detail the specific purpose(s) of and the business proposed to be conducted at the special meeting, and the reasons the Requesting Stockholder is proposing such business; (iv) suggest a date for the special meeting, which date shall be no fewer than 30 and no more than 120 days from the date on which the request is delivered to the Secretary of the Corporation; and (v) contain the additional information set forth in Section 3(c).

(c)               A Special Meeting Request must also contain the following information: (i) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 13(a) or Section 13(c) of this Article II; (ii) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 13(b) of this Article II; (iii) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (iv) documentary evidence that the Requesting Stockholders had stock ownership of at least 25% (the “Requisite Percentage”) as of the date of delivery of the Special Meeting Request to the Secretary and for at least one full year prior to the date of such delivery; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date of delivery of the Special Meeting Request to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, stock ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Secretary and for at least one full year prior to the date of such delivery; (v) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s stock ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any Requesting Stockholder’s stock ownership; and (vi) an acknowledgement that prior to the special meeting any disposition of shares of the Corporation’s common stock included within any Requesting Stockholder’s stock ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate stock ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request.

In addition, the Requesting Stockholders on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the date of the special meeting or any adjournment or postponement thereof, or, if there are fewer than ten business days between the date of the special meeting and such adjourned or postponed meeting, then as of the date of the special meeting so adjourned or postponed, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of and voting at the special meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight business days prior to the date of the special meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed (in the case of an update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof) and (y) promptly provide any other information reasonably requested by the Corporation.

(d)               A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if: (i) the Special Meeting Request does not comply with this Section 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing 120 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the anniversary of the date of the previous annual meeting; (iv) an identical or substantially similar item as determined in good faith by the Board (a “Similar Item”), other than the election of directors, (1) was presented at an annual or special meeting of stockholders held not more than 12 months before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; (v) a proposed item of business involves the election or removal of directors, changing the size of the Board of Directors, the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors or any similar matter as determined in good faith by the Board (an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of stockholders held not more than 120 days before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(e)               The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation or any deemed revocation pursuant to Section 3(c)(vi), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage or there are no unrevoked requests at all, the Board, in its discretion, may cancel the special meeting.

(f)                If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(g)               Business transacted at any special meeting called pursuant to this Section 3 shall be limited to (i) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Requisite Percentage and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the special meeting.

SECTION 4.                Notice of Meetings. Except as otherwise required by applicable law, written notice of each annual and special meeting of stockholders stating the date, hour and place, if any, of the meeting and means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than 50 days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Except as otherwise provided herein or permitted by applicable law, notice may be given to stockholders (i) personally; (ii) by mail sent in a postage prepaid envelope, addressed to the stockholder at his or her address as it appears on the records of the Corporation; (iii) by means of electronic or other transmission to the fullest extent permitted by applicable law, which shall be in a form consented to (and not properly revoked by written notice to the Corporation) by the stockholder to whom the notice is given, to the extent such consent is required by the General Corporation Law of the State of Delaware. Any notice shall be deemed given (i) if by mail, at the time when the same shall be deposited in the United States mail, postage prepaid; (ii) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iv) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (v) if by any other form of electronic transmission, when directed to the stockholder. Whenever notice is required to be given under any provision of applicable law or the Certificate of Incorporation of the Corporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

SECTION 5.                List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law.

SECTION 6.                Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7.                Organization. At each meeting of stockholders, the Chair of the Board, if one shall have been elected, the Chief Executive Officer, or in the absence of both, a Vice Chair or any person designated by the Chair of the Board, the Chief Executive Officer or a Vice Chair, shall act as chair of the meeting. The Secretary or the person whom the chair of the meeting shall appoint as secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.                Order of Business. All meetings of stockholders shall be conducted in accordance with such rules as the Board of Directors may adopt by resolution, or in the absence thereof, as are prescribed by the chair of the meeting. The order of business at all meetings of the stockholders shall be as determined by the chair of the meeting.

SECTION 9.                Voting. Except as otherwise provided by applicable law, the Certificate of Incorporation or any resolution of the Board of Directors establishing any class or series of Preferred Stock, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in such person’s name on the record of stockholders of the Corporation:

(a)               on the date fixed pursuant to the provisions of Section 7 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b)               if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact, but no proxy shall be voted after eleven months from its date. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Except in the election of directors, when a quorum is present at any meeting, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by applicable law, or determined by the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such person’s proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10.            Voting by the Corporation. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it or by any of its subsidiaries in a fiduciary capacity.

SECTION 11.            Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chair of the meeting shall, or if inspectors shall not have been appointed, the chair of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chair of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 12.            Action by Consent. The stockholders of the Corporation may take action by written consent only in accordance with the provisions of the Certificate of Incorporation of the Corporation.

SECTION 13.            Stockholder Nominations; Business to Be Brought Before the Meeting.

(a)               Stockholder Nominations. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section 13(a) or in Section 13(c) shall be eligible for election as directors at an annual meeting.

Nominations, other than those made by, or at the direction of, a majority of the Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 13(a). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) with respect to an annual meeting of stockholders to be held on a day not more than 30 days in advance, nor 70 days after the anniversary of the previous year’s annual meeting, not earlier than the close of business on the 120th day and not later than the 90th day in advance of the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth day following the date of the earlier of the day on which notice of the date of the annual meeting was mailed or the day on which public disclosure was made. In no event shall the adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation’s equity securities which are beneficially owned (as such term is defined in Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934 as the same shall be in effect from time to time (the “Exchange Act”)) by such person on the date of such stockholder notice and (d) any other information relating to such person that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the stockholder would be required to file with the Securities and Exchange Commission in connection with the stockholder’s nomination of such person as a candidate for director or the stockholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors; and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholder who is a record or beneficial owner of any equity securities of the Corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation’s equity securities which are beneficially owned, as defined above, and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation’s equity securities beneficially owned and owned of record by any person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13(a). Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 13(a) shall be provided for use at the annual meeting.

A majority of the Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 13(a). If a majority of the Directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 13(a) in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such deficiency notice is given to the stockholder, or such shorter time as may be reasonably deemed appropriate by a majority of the Directors, taking into consideration the date of the meeting, the matters to be brought before the meeting, time constraints for the printing and mailing of proxies and other materials to stockholders, and such other considerations as may be deemed appropriate by the Directors. If the deficiency is not cured within such period, or if a majority of the Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 13(a) in any material respect, then the Board of Directors may reject such stockholder’s nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 13(a). Notwithstanding the procedure set forth in this Section 13(a), if the majority of the Directors does not make a determination as to the validity of any nominations by a stockholder, the chair of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 13(a). If the chair of such meeting determines that a nomination was not made in accordance with the terms of this Section 13(a), he or she shall so declare at the annual meeting and the defective nomination shall be disregarded.

(b)               Business to Be Brought Before the Meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (i) by, or at the direction of, the majority of the Directors, or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 13(b). For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) with respect to an annual meeting of stockholders to be held on a day not more than 30 days in advance, nor 70 days after the anniversary of the previous year’s annual meeting, not earlier than the close of business on the 120th day and not later than the 90th day in advance of the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth day following the date of the earlier of the day on which notice of the date of the annual meeting was mailed or the day on which public disclosure was made. In no event shall the adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner (as defined in Section 13(a) of these Bylaws) of any equity security of the Corporation known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation’s equity securities which are beneficially owned (as defined in Section 13(a) of these Bylaws) and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or Beneficial Owners of the Corporation’s equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial or other interest of the stockholder in such proposal.

A majority of the Directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 13(b). If a majority of the Directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 13(b) in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the majority of the Directors shall reasonably determine. If the deficiency is not cured within such period, or if the majority of the Directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 13(b) in any material respect, then a majority of the Directors may reject such stockholder’s proposal. The Secretary of the Corporation shall notify a stockholder in writing whether such person’s proposal has been made in accordance with the time and information requirements of this Section 13(b). Notwithstanding the procedures set forth in this paragraph, if the majority of the Directors does not make a determination as to the validity of any stockholder proposal, the chair of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 13(b). If the chair of such meeting determines that a stockholder proposal was not made in accordance with the terms of this Section 13(b), he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

(c)               Proxy Access.

(i)                 Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 13(c), the Corporation shall include in its Proxy Materials (as defined below) for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 13(c) (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 13(c) (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s Proxy Materials pursuant to this Section 13(c). For purposes of this Section 13(c), the “Required Information” that the Corporation will include in its Proxy Materials is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s Proxy Materials pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined, and subject to the restrictions, below). Proxy Materials shall consist of the Corporation’s proxy statement, proxy card and notice of internet availability of proxy materials.

(ii)              To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 13(c).

(iii)            The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s Proxy Materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 13(c) (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 25%. In the event that one or more vacancies for any reason occurs on the board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s Proxy Materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 13(c) has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (1) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s Proxy Materials pursuant to this Section 13(c) whose nomination is subsequently withdrawn, (2) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s Proxy Materials pursuant to this Section 13(c) whom the Board of Directors decides to nominate for election to the Board of Directors and (3) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s Proxy Materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (2)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s Proxy Materials pursuant to this Section 13(c) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13(c) exceeds the maximum number of nominees provided for in this Section 13(c). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13(c) exceeds the maximum number of nominees provided for in this Section 13(c), the highest ranking Stockholder Nominee who meets the requirements of this Section 13(c) from each Eligible Stockholder will be selected for inclusion in the Corporation’s Proxy Materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 13(c) from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 13(c) from each Eligible Stockholder will be selected for inclusion in the Corporation’s Proxy Materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv)             In order to make a nomination pursuant to this Section 13(c), an Eligible Stockholder must have owned (as defined below) at least 3% of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 13(c) and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 13(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (y) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (z) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 13(c), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under Exchange Act.

(v)               To be in proper form for purposes of this Section 13(c), the Notice of Proxy Access Nomination must include or be accompanied by the following:

(1)               one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(2)               a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(3)               the other information required to be set forth in a stockholder’s notice of nomination pursuant to Article II, Section 13(a) of these Bylaws and a representation that the Eligible Stockholder (or a representative thereof) intends to appear in person at the annual meeting to present such nomination (including written consent of each Stockholder Nominee to being named in the Proxy Materials as a nominee and to serving as a director if elected);

(4)               a representation that the Eligible Stockholder: (A) will continue to hold the Required Shares through the date of the annual meeting and intends to continue to hold such shares for a period of one year thereafter; (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 13(c), (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;

(5)               an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any actual or alleged legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 13(c), or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s Proxy Materials and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 13(c); and

(6)               a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;

(7)               an undertaking that the Eligible Stockholder shall promptly notify the Secretary of the Corporation of any defect in previously provided information and provide the information that is required to correct any such defect in the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, and that any person providing any information pursuant to this Section 13(c) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten business days prior to such annual meeting or any adjournment or postponement thereof.

(vi)             In addition to the information required pursuant to Section 13(c)(v) or any other provision of these Bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information (1) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (3) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation or as a member of any committee of the Board of Directors.

(vii)          The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 13(c), the Corporation may omit from its Proxy Materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation, or which directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person.

(viii)        The Eligible Stockholder shall deliver to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting), any necessary update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date).

(ix)             Notwithstanding anything to the contrary contained in this Section 13(c), the Corporation shall not be required to include, pursuant to this Section 13(c), a Stockholder Nominee in its Proxy Materials: (1) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Article II, Section 13(a) of these Bylaws, (2) if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof, (3) if such Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with service as a director of the Corporation, (4) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (5) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (6) if such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (7) if such Stockholder Nominee or the Eligible Stockholder that nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 13(c) that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, or (8) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 13(c).

(x)               Notwithstanding anything to the contrary set forth herein, if (1) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 13(c) or (2) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s Proxy Materials pursuant to this Section 13(c) or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case as determined by the Board of Directors, any committee thereof or the chair of the annual meeting, (x) the Corporation may omit, or to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its Proxy Materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its Proxy Materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the chair of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee(s). In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 13(c), such nomination shall be disregarded as provided in clause (z) above.

(xi)             Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 13(c) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition), (ii) a breach of any obligation, agreement or representation under this Section 13(c) by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 13(c) (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 13(c)(iv) hereof) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 13(c)(x).

(xii)          Any Stockholder Nominee who is included in the Corporation’s Proxy Materials for a particular annual meeting but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 13(c) for the next two annual meetings. For the avoidance of doubt, this Section shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Article II, Section 13(a) of these Bylaws.

(xiii)        This Section 13(c) provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s Proxy Materials.

ARTICLE III
Board of Directors

SECTION 1.                General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not directed or required by applicable law or the Certificate of Incorporation to be exercised or done by the stockholders.

SECTION 2.                Number, Qualifications, Election and Term of Office. As provided in Article 7.A of the Certificate of Incorporation the number of Directors of the Corporation shall be set from time to time by the then serving Continuing Directors of the Corporation, as defined in Article 8 of the Certificate of Incorporation of the Corporation. Directors need not be stockholders. Nominations of candidates for election as Directors shall be made pursuant to the procedures set forth in Article II, Section 13(a) or Section 13(c) of these Bylaws.

SECTION 3.                Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.                Annual Meeting. The Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable before or after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5.                Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same time and place on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by applicable law or these Bylaws.

SECTION 6.                Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, if one shall have been elected, a Vice Chair or by a majority of both the directors and the Continuing Directors of the Corporation as such term is defined in Article 7.A of the Certificate of Incorporation of the Corporation. Except as otherwise limited by applicable law, the Certificate of Incorporation of the Corporation or these Bylaws, the persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such person or persons.

SECTION 7.                Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him or her at his or her residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, telex, telecopier, electronic mail or other similar means, or be delivered to him personally or be given to him or her by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8.                Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by applicable law or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such, other than acting as a member of the Board of Directors or a committee thereof.

SECTION 9.                Organization. At each meeting of the Board of Directors, the Chair of the Board, if one shall have been elected, or, in the absence of the Chair of the Board or if one shall not have been elected, the Lead Director, if one shall have been elected, or, in the absence of the Lead Director or if one shall not have been elected, another director chosen by a majority of the directors present, shall act as chair of the meeting and preside thereat. Each meeting of the Board of Directors shall be conducted in accordance with such rules as are prescribed by the presiding officer of the meeting. The Secretary or any person appointed by the chair of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10.            Resignations. In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than “for” such election shall promptly tender his or her resignation to the committee of the Board of Directors charged with corporate governance matters. The committee shall consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors shall act on such recommendation within 90 days following the certification of the election, and the Corporation shall promptly disclose the decision of the Board of Directors. Any Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Chair of the Board, a Vice Chair, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11.            Vacancies. Vacancies on the Board of Directors shall be filled in accordance with the procedures described in the Certificate of Incorporation.

SECTION 12.            [Reserved]

SECTION 13.            Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors and any advisory directors for services to the Corporation in any capacity.

SECTION 14.            Committees.

(a)               Executive Committee. The Board of Directors, by resolution duly adopted by a majority of the Board, may designate one or more directors to constitute an Executive Committee, provided that at least one-third of the members of the Executive Committee shall not be full time employees of the Corporation. The designation of any Executive Committee pursuant to this Article III, Section 14 and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors.

(b)               Audit Committee. The Board of Directors, by resolution duly adopted by a majority of the Board, may designate not fewer than three directors who are not employees of the Corporation or any of its subsidiaries to constitute an Audit Committee. The Audit Committee shall recommend selection of and approve services to be provided by the independent auditors for the Corporation, and shall review matters pertaining to the audit, systems of internal control, and accounting policies and procedures, and shall direct and supervise investigations into matters within the scope of its duties.

(c)               Other Committees. The Board of Directors may by resolution establish any other committees composed of directors as they may determine necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof. Any committee so established shall have and may exercise all of the authority granted to it by the resolution establishing such committee.

(d)               Limitations on Authority. Notwithstanding any other provision of these Bylaws, no committee established by the Board of Directors shall have the power (i) to amend the Certificate of Incorporation of the Corporation (except, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors of the Corporation, that a committee may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (ii) to adopt an agreement of merger or consolidation; (iii) to recommend to the stockholders of the Corporation the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (iv) to amend these Bylaws; and (v) in the absence of specific authorization in these Bylaws, the Certificate of Incorporation of the Corporation or resolution of the Board of Directors establishing such committee, to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger; and that such committee’s powers shall be further limited to the extent, if any, that such authority shall be limited by the resolution appointing such committee, by applicable law, by the Certificate of Incorporation of the Corporation, or by these Bylaws.

(e)               Tenure. Subject to the provisions of these Bylaws, members of any committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of such Committee.

(f)                Meetings. Regular meetings of any committee may be held without notice at such times and places as such committees may fix from time to time. Special meetings of such committees may be called by any member thereof upon notice given not less than twenty-four hours prior to the meeting stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

(g)               Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

(h)               Vacancies. Any vacancy on a committee may be filled by resolution duly adopted by a majority of the Board of Directors.

(i)                 Resignations and Removal. Any member of a committee may be removed at any time with or without cause by resolution duly adopted by a majority of the Board of Directors. Any member of a committee may resign from such committee at any time by giving written notice to the Chair of the Board, a Vice Chair or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon its receipt. The acceptance of such resignation shall not be necessary to make it effective.

(j)                 Procedure. Each committee established by the Board of Directors shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws or the resolution adopted by the Board of Directors establishing such committee. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have occurred.

SECTION 15.            Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

SECTION 16.            Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

SECTION 17.            Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within ten days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV
Officers

SECTION 1.

(a)               Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chair of the Board, the Chief Executive Officer, one or more Vice Chairs of the Board, the Secretary and the Treasurer. If the Board of Directors wishes, it may elect a director as the Chair of the Board separate from the Chief Executive Officer. If the Board of Directors wishes, it may also elect other officers (including, without limitation, a President, a Chief Operating Officer, a Chief Audit Executive, a Chief Credit Officer, a Chief Risk Officer, a Controller, a General Counsel, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and an Administrative Officer) as may be necessary or desirable for the business of the Corporation. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, First Vice President, Senior Vice President or Assistant Vice President. Any two or more offices may be held by the same person, and no officer except the Chair or a Vice Chair of the Board need be a director. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as hereinafter provided in these Bylaws.

(b)               Chair. The Chair of the Board shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by these Bylaws or the Board of Directors, the Chair shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.

SECTION 2.                Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3.                Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4.                Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause may be filled by a vote of the majority of the Board of Directors.

SECTION 5.                Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

SECTION 6.                Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V
Stock Certificates and Their Transfer

SECTION 1.                STOCK CERTIFICATES, UNCERTIFICATED SHARES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or a Vice Chairman of the Board or the Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the Corporation may from time to time be traded. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to §§ 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to § 151 of the General Corporation Law of the State of Delaware, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 2.                Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 3.                Lost Certificates. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4.                Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5.                Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.                Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7.                Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall (i) not be more than 60 nor less than ten days before the date of such meeting, (ii) not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors with respect to an action in writing without a meeting, and (iii) not be more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

ARTICLE VI
General Provisions

SECTION 1.                Dividends. Subject to any applicable provision of law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation (Common or Preferred), unless otherwise provided by applicable law or the Certificate of Incorporation.

SECTION 2.                Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3.                Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 4.                Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 5.                Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6.                Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7.                Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chair or a Vice Chair of the Board or the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. If one or more attorneys or agents are appointed, the Chair or a Vice Chair of the Board or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chair or a Vice Chair of the Board or the Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

SECTION 8.                Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s current or former stockholders (including beneficial owners of the Corporation’s stock), including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or a claim as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware. To the fullest extent permitted by law, if no court of the State of Delaware has jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the United States District Court for the District of Delaware. If any action the subject matter of which is within the scope of the first sentence of this Section 8 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) directly or derivatively by any debtholder or stockholder or other equityholder, such debtholder or stockholder or other equityholder shall, to the fullest extent permitted by law, be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding two sentences of this Section 8, and (ii) having service of process made upon such debtholder or stockholder or other equityholder in any such action by service upon such debtholder’s or equityholder’s counsel in the Foreign Action as agent for such debtholder or stockholder or other equityholder. Any person or entity purchasing or otherwise acquiring or holding any debt or stock or other equity interests of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

ARTICLE VII
Indemnification

SECTION 1.                Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was an employee or agent of the Corporation or a subsidiary thereof, or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while so serving, may be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, the right to indemnification shall be retroactive only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law prior to such amendment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification may continue as to a person who has ceased to be an employee or agent and may inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation may indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and may include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by an employee or agent in his or her capacity as an employee or agent (and not in any other capacity in which service was or is rendered by such person while an employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding may be made, if required by the Board of Directors, upon delivery to the Corporation of an undertaking, by or on behalf of such employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such employee or agent is not entitled to be indemnified under this Section 1 or otherwise.

SECTION 2.                Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any applicable law, provision of the Certificate of Incorporation or these Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

SECTION 3.                Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any employee or agent of the Corporation or a subsidiary thereof, another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE VIII
Amendments

These Bylaws may be amended or repealed or new bylaws adopted as provided in the Certificate of Incorporation of the Corporation.

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